                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              NYTEST ENVIRONMENTAL, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


/X/  Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:




     (4)  Date Filed:

                            Nytest Environmental Inc.
                              60 Seaview Boulevard
                         Port Washington, New York 11050

                                    --------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                    --------

         NOTICE IS HEREBY given that the Annual Meeting of the Stockholders of Nytest Environmental Inc. (the "Company") will be held on June 25, 1996, 1996 at 10:00 A.M. at the Company's office located at 60 Seaview Boulevard, Port Washington, New York 11050.
The meeting is being called for the following purposes:

1.       To elect a board of directors.

2. To authorize an amendment to the Company's 1992 Stock Incentive Plan to increase the number of shares of Common Stock which may be issued or subject to options under such plan from 600,000 to 1,500,000 shares.

3. To authorize an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.01 par value from 10,000,000 to 30,000,000.

4. To ratify the selection of the Company's independent certified public accountants for the year ending December 31, 1996.

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Stockholders of record at the close of business on May 1, 1996 are entitled to notice of and to vote at this meeting. Sending in your proxy will not prevent your attending and voting at the meeting in person should you later decide to do so.

         The accompanying form of proxy is solicited by the board of directors of the Company. Reference is made to the enclosed proxy statement for further information in respect to the business to be transacted at the meeting.

         Please sign and date the enclosed proxy and mail it promptly in the enclosed postage paid envelope so that your shares will be represented at the meeting.

         THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU NOW EXPECT TO BE PRESENT AT THE MEETING YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.

                                        By order of the board of directors,


                                        James W. Shearard, Jr., Secretary

Dated:  May 24, 1996

                            Nytest Environmental Inc.
                              60 Seaview Boulevard
                         Port Washington, New York 11050

                                    --------

                                 PROXY STATEMENT

                                    --------


         This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of Nytest Environmental Inc. (the "Company") in connection with the annual meeting of stockholders of the Company to be held June 25, 1996. This proxy statement and enclosed form of proxy are first being mailed to the stockholders on May 24, 1996. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this proxy statement. A proxy in the enclosed form may be revoked at any time, prior to it being voted at the annual meeting by sending a subsequently dated proxy or by giving written notice to the Company, in each case to the attention of James W. Shearard, Jr., Secretary, at the address set forth above. Stockholders who attend the meeting may withdraw their proxies at any time before their shares are voted by voting their shares in person.


         The expenses of the solicitation of proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy and proxy statement, the handling and tabulation of proxies received and the charges of brokerage houses and other institutions that are nominees or fiduciaries in forwarding such documents of the proxy material to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers or regular employees of the Company.

         The matters to be considered at the annual meeting will be the election of directors for the ensuing year. The Company is not aware of any other matter to be presented for action at the meeting.

         PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED EITHER BY SENDING A SUBSEQUENTLY DATED PROXY OR BY WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY OR BY VOTING AT THE MEETING IN PERSON.

         The mailing address of the principal executive offices of the Company is 60 Seaview Boulevard, Port Washington, New York 11050. The Annual Report of the Company for the fiscal year ended December 31, 1995, including financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations, accompanies this proxy statement.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The by-laws of the Company provide that there will be not more than nine directors. The board of directors has fixed the number of directors at five and has nominated five persons to stand for election. These five directors will be elected by the stockholders to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Proxies in the enclosed form will be voted for the nominees named below. Authority may be withheld for any nominee. In addition, stockholders may nominate additional nominees as candidates for the position as director. Although the board of directors does not anticipate that any nominee will be unavailable for election, in the event of such occurrence, the proxy will be voted for such substitute, if any, as the board of directors may designate.

         The nominees for directors, together with certain other information in respect of such nominees, are as follows:

                                                                                Year first
                                                                             associated with
     Name                    Age                  Office                        Company
     ----                    ---                  ------                        -------

John Gaspari                 54         President, Chief Executive                 1985
                                        Officer and a Director

James W. Shearard, Jr.       44         Vice President - Marketing
                                        and Sales, Secretary, Director             1992

Anthony P. Towell            65         Director                                   1988

Thomas E. Lent               45         Director                                   1991

Martin Fleisher, Ph.D.       60         Nominee                                    N/A


         Mr. Gaspari has served as the Company's President, Chief Executive Officer and a Director of the Company since April 1985.

         Mr. Shearard has served as Director of Marketing and Sales since 1992 and was appointed Secretary and Director of the Company in October 1994. In January 1995, he was appointed Vice President - Marketing and Sales. Prior to joining the Company, Mr. Shearard had nearly twenty years of service in the environmental testing industry, including serving as Vice President of TMS Analytical Services from 1991 to 1992 and serving as National Sales Director for the Analytical Sales Division of IT Corporation from 1989 to 1991.

         Mr. Towell has served as a Director of the Company since 1988 and serves from time to time as a consultant. Mr. Towell is a Director of Ameridata Technologies Inc. (formerly Sage Technologies, Inc.), having served in that capacity since 1991. He has also served since 1989 as a Director and Chief Financial Officer of Eastco Industrial Safety Corp., a manufacturer and distributor of disposable clothing, industrial protective clothing and protective products whose common stock is registered under Section 12(g) of the Securities and Exchange Act of 1934.

         Mr. Lent has served as a Director of the Company since November 1991 and is President of Trilogy Group, Inc., a private consulting firm, since December 1993. From June 1991 to August 1995, Mr. Lent served as Managing Director of Brenner Financial Management, a division of Brenner Securities, having joined that company in June 1991. Brenner Financial Management advises corporate and institutional clients in planning investment strategies for excess cash reserves, renders corporate financial advice, business planning and management services for small and middle market clients. Brenner Financial Management also provides merchant banking analysis and small-cap stock research. He served as an independent consultant for companies seeking investment opportunities in Eastern Europe from January to June 1991. Mr. Lent was Managing Director of Weatherly Capital Corporation, which engages in activities similar to Brenner Financial Management from August 1989 to January 1991. Prior to joining Weatherly Capital Corporation, Mr. Lent was a principal and executive officer of MarketAmerica Group Inc., a registered investment advisor, from February 1986 to August 1989, and served as President of MarketAmerica Trust, a publicly held mutual fund, from August 1986 to December 1988. In those capacities, he had principal responsibility for the administration, organization, management and financing of the investment advisory and the investment policy of its MarketAmerica Trust investment company.

         Dr. Fleisher has served as an Assistant Professor of Medicine, Sloan-Kettering Division, Cornell University Graduate School of Medical Sciences since 1969 and since 1981 has served as Attending Clinical Chemist, Department of Clinical Chemistry, Memorial Hospital for Cancer and Allied Diseases. In 1990, Dr. Fleisher became a member of Memorial Hospital - Memorial Sloan Kettering Cancer Center. In addition to numerous research appointments and adjunct professorships at New York University, City University and Columbia University, Dr. Fleisher is a fellow of the National Academy of Clinical Biochemists, the American Chemical Society and the New York Academy of Sciences. He has also served as a consultant in Clinical Chemistry, Department of Laboratories and Pathology, New Rochelle Hospital Medical Center (1992 to present) and as a member of the Advisory Committee to the Bureau of Laboratories for Clinical Chemistry, Endocrinology and Toxicology (1991 to present).

         The term of office for all of the above nominees for directors will expire at the next annual meeting of stockholders when their successors are duly elected and qualified. The officers of the Company hold office at the will of the board of directors, subject to rights contained in employment agreements.

                                 PROPOSAL NO. 2
                         APPROVAL OF AN AMENDMENT TO THE
                       1992 EMPLOYEE STOCK INCENTIVE PLAN

         On March 2, 1992, the Board of Directors of the Company adopted an amendment to the Nytest Environmental Inc. 1992 Employee Stock Incentive Plan (the "Incentive Plan") to increase the number of shares under the Incentive Plan from 600,000 to 1,500,000 and directed that it be presented to the stockholders for their approval and adoption. The Incentive Plan is administered by a Stock Option Committee appointed by the Board of Directors and presently authorizes the Stock Option Committee to grant or award to eligible participants of the Company and its subsidiaries and affiliates, until June 8, 2002, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 600,000 shares of the common stock of the Company. The members of the Stock Option Committee are John Gaspari, Anthony P. Towell and Thomas E. Lent. As of December 31, 1995, 366,400 shares were the subject of options under the Incentive Plan

         The following is a general description of certain features of the Incentive Plan, as proposed to be amended.

         1. Eligibility. Officers, directors and other key employees of the Company, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of the Company, its subsidiaries and its affiliates are eligible to be granted stock options, stock appreciation rights, and restricted or deferred stock awards under the Incentive Plan.

         2. Administration. The Incentive Plan is administered by the Stock Option Committee of the Company. The Stock Option Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Incentive Plan.

         3. Stock Options. The Incentive Plan permits the granting of non-transferable stock options that are intended to qualify as incentive stock options ("ISO's") under section 422 of the Internal Revenue Code of 1986 and stock options that do not so qualify ("Non-Qualified Stock Options"). The option exercise price for each share covered by an option shall be determined by the Stock Option Committee but shall not be less than 100% of the fair market value of a share on the date of grant. The term of each option will be fixed by the Stock Option Committee, but may not exceed 10 years from the date of the grant in the case of an ISO or 10 years and two days from the date of the grant in the case of a Non-Qualified Stock Option.

         4. Stock Appreciation Rights. Non-transferable stock appreciation rights ("SAR's") may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock of the Company (as determined by the Stock Option Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Each SAR will terminate upon the termination of the related option.

         5. Restricted Stock. Restricted shares of the common stock may be awarded by the Stock Option Committee subject to such conditions and restrictions as they may determine, which may include the attainment of performance goals. The Stock Option Committee shall also determine whether a recipient of restricted shares will pay a purchase price per share or will receive such restricted shares without, any payment in cash or property.

         6. Deferred Stock. Deferred stock awards may also be made under the Incentive Plan. These are non-transferable awards entitling the recipient to receive common stock of the Company without any payment in cash or property in one or more installments at a future date or dates, as determined by the Stock Option Committee. Receipt of deferred stock may be conditioned on such matters as the Stock Option Committee shall determine, including continued employment or attainment of performance goals.

         7. Loan Provisions. The Incentive Plan authorizes the Company, with the consent of the Stock Option Committee, to make or arrange for loans to employees in connection with the exercise of options or the payment of any purchase price for restricted stock granted under the Incentive Plan or the payment of Federal and State income taxes resulting from the granting or exercising of options or other awards under the Incentive Plan. The Stock Option Committee has full authority to decide whether to make such loans and to determine the term and provisions of any such loans including interest charged and repayment terms.

         8. Transfer Restrictions. Grants under the Plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.

         9. Termination of Benefits. In certain circumstances such as death, disability, and termination without cause, beneficiaries in the Incentive Plan may exercise Options, SAR's and receive the benefits of restricted stock grants following their termination or their employment or tenure as a Director as the case may be.

         10. Change of Control. The Incentive Plan provides that (a) in the event of a "Change of Control" (as defined in the Incentive Plan), unless otherwise determined by the Stock Option Committee prior to such Change of Control, or (b) to the extent expressly provided by the Stock Option Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Incentive Plan), (i) all stock options and related SAR's (to the extent outstanding for at least six months) will become immediately exercisable: (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will be fully vested: and (iii) the value of such options and awards, to the extent determined by the Stock Option Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Stock Option Committee. The Change of

Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of the Company and, therefore, may adversely affect the market price of the common stock of the Company.

         REASONS FOR THE AMENDMENT

         In the opinion of the board of directors, equity compensation is an important and effective incentive for key employees and directors of the Company. With the acquisition in August 1995 of the laboratory facility in Norristown, PA from Smith Environmental Technologies, Inc. and the three facilities located in Milford NH, Wichita, KS and Tampa FL from GTEL Environmental Laboratories, the Company has increased its employees from approximately 80 at December 31, 1994 to approximately 270 currently. Accordingly, there is an increase in the number of management employees for whom equity compensation would be effective incentive. The board of directors and management believe that the availability of an additional 900,000 shares is necessary to continue to attract and retain qualified personnel.

         Furthermore, under the terms of the Executive Stock Option Plan adopted in May 1991, the Company granted John Gaspari, Remo Gigante and Cleopatra Guastella stock options to acquire an aggregate of 360,000 based on exercise price of $.80. The options were to vest over a 5 year period beginning January 1, 1992 provided that the Company achieved certain earnings per share targets. Ms. Guastella has retired from the Company and Mr. Gigante resigned his position in November 1995. Neither received any options in accordance with the terms of this plan. Furthermore, Mr. Gaspari has agreed to cancel his right to any options under the terms of this plan. Accordingly, fewer of the Company's shares are being held for issuance under the terms of the various incentive option plans.

         STOCKHOLDER VOTE REQUIRED

         The affirmative vote of a majority of the shares present in person and by proxy and voting at the meeting is required for the approval of the amendment to the Incentive Plan.

         The board of directors recommends a vote FOR the adoption of the amended Incentive Plan to increase the number of shares available under the plan from 600,000 to 1,500,000.


                                 PROPOSAL NO. 3
               AUTHORIZATION TO AMEND THE COMPANY'S CERTIFICATE OF
          INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
                   COMMON STOCK FROM 10,000,000 TO 30,000,000

         In April, 1996 the board of directors of the Company adopted a proposal declaring it advisable to amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock from 10,000,000 to 30,000,000. As of December 31, 1995 the Company had authorized 10,000,000 shares of Common Stock, $.01 par value. As of that date, there were issued and outstanding 6,705,230 shares of Common Stock and 1,620,881 shares of were reserved for issuance upon the exercise of outstanding options and the conversion of outstanding convertible debt. After the amendment, only 28% rather than 83% of the authorized shares of Common Stock will be outstanding and/or reserved for issuance upon the exercise of options and conversion of securities and future issuances of shares of Common Stock, which may be made by the Company's board of directors without further stockholder approval, may have a dilutive effect on existing stockholders. Existing stockholders do not have any pre-emptive or other rights to subscribe for additional shares of the Company's Common Stock.

         The increased number of shares of authorized Common Stock will be available for issuance from time to time for such purposes and consideration as the board of directors may approve and no further vote will be required, except as provided under Delaware law or the rules of any exchange or quotation system in which the Company's shares of Common Stock are then listed or included. The availability of additional shares for issue, without the expense or delay of obtaining the approval of stockholders, will afford the Company greater flexibility in acting upon proposed transactions, including financing transactions and acquisitions. The Company's management has engaged in discussions with several parties concerning possible acquisitions and financing transactions. Although no understandings or agreements have been reached concerning such transactions, any such transactions, any such transactions may involve the issuance of a substantial number of shares of Common Stock.

         The Company currently has no plans or agreements to issue any additional shares of Common Stock, other than the shares of Common Stock previously reserved for issuance and pursuant to the Company's several stock option plans, those reserved for issuance upon the exercise of options, warrants and conversion of securities as described above. The additional shares of Common Stock authorized would be available for issuance by the Company by action of the board of directors and could be used for purposes which might be deemed to be in defense of a potential takeover threat. The Company presently has no provisions in its Certificate of Incorporation or By-laws which are designed to make a potential takeover more difficult.

STOCKHOLDER VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares of the Company's outstanding Common Stock is required to amend the Company's Certificate of Incorporation to authorize increase the number of authorized shares of Common Stock from 10,000,000 to 30,000,000.

         The board of directors recommends a vote FOR ratification of this amendment.

                                 PROPOSAL NO. 4
                     TO RATIFY THE SELECTION OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The board of directors has recommended that Cornick, Garber & Sandler, L.L.P., be retained as the Company's independent certified public accountants for the fiscal year ending December 31, 1996. Although this recommendation is not required to be submitted to a vote of stockholders, the board of directors believes it appropriate as a matter of policy that this recommendation be submitted for ratification at the Company's annual meeting. In the event the stockholders do not ratify the retention of Cornick, Garber & Sandler, L.L.P., the selection of other independent auditors will be considered by the board of directors.



STOCKHOLDER VOTE REQUIRED

         The affirmative vote of the holders of a majority of the shares present in person and by Proxy and voting at the meeting is required for ratification of the selection of independent certified public accountant's.

         The board of directors recommends a vote FOR ratification of the selection of Cornick, Garber & Sandler, L.L.P.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         Holders of common stock at the close of business on May 1, 1996 are entitled to vote. Each share of common stock entitles the holder to one vote on each matter to be voted upon. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. As of May 1, 1996, there were 6,705,230 outstanding shares of Common Stock, par value $.01, which is the only class of stock outstanding.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of May 1, 1996, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each nominee and director of the Company and by all officers and directors, as a group:

                                    Approximate                Approximate
                                    Number of                   Percent of
Name                                Shares (1)                  Class (2)
- ----                                ----------                  ---------

John Gaspari                        255,862(3)                     3.7%
(Director and Nominee)

Anthony P. Towell                   237,500(4)                     3.5%
(Director and Nominee)

Thomas E. Lent                      119,000(5)                     1.7%
(Director and Nominee)

James W. Shearard, Jr.               51,900(6)                     0.8%
(Director and Nominee)

Martin Fleisher                        -0-                          -0-
(Nominee)

Officers and                        707,262(7)                     9.9%
Directors as a
Group (7 Persons)

- -----

(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership includes both sole investment and voting power.

(2) Based upon 6,705,230 shares of Common Stock outstanding as of May 1, 1996 and, with respect to each stockholder, the number of shares which would be outstanding upon the exercise by such stockholder of outstanding options to acquire stock.

(3) Includes an aggregate of 137,500 options granted pursuant to the Company's Incentive Stock Option Plan and 1992 Employee Stock Incentive Plan.

(4) Includes options granted under written agreement dated May, 1988 for 70,000 shares at $1.109375 per share exercisable currently and until he is no longer a director and 62,500 options granted under the Company's 1992 Employee Stock Incentive Plan.

(5) Includes 112,500 options granted under the Company' s 1992 Employee Stock Incentive Plan.

(6) Includes 13,900 options granted pursuant to the Company' s 1992 Employee Stock Incentive Plan.

(7) Includes a total of 426,400 shares which may be obtained by officers and directors upon the exercise of outstanding options. Does not include 120,000 options granted under the 1991 Executive Stock Option Plan, which do not, by their terms, vest until the Company meets certain financial performance goals, beginning in 1992.

         The business address of Messrs. Gaspari and Shearard are Nytest Environmental Inc. Mr. Towell's business address is c/o Eastco Industrial, 130 West 10th Street, Huntington Station, NY 11746. Mr. Lent's business address is 216 Massachusetts Street, Westfield, NJ 07090. Dr. Fleisher's business address is Memorial Hospital for Cancer & Allied Diseases, 1275 York Avenue, New York, NY 10021.

            INFORMATION CONCERNING BOARD OF DIRECTORS AND COMMITTEES

         During the year ended December 31, 1995, the board of directors met nine times. The board adopted a policy of paying each non-management director attendance fees of $2,500 per year. An aggregate of $4,875 was paid to non-management directors during the year ended December 31, 1995. In addition, the board has a policy of paying an additional $1,500 to each director serving on committees.

         The board has a standing Audit Committee. The Audit Committee in general, reviews management's recommendations to the board of directors with respect to the selection of a firm of independent certified public accountants to conduct the annual examination of the Company's financial statements; reviews with such firm the scope and results of the annual examination; reviews the performance of such firm; consults with such firm with regard to the adequacy of the Company's system of internal accounting controls; and reviews the performance of the Company's internal audit function. The Company's independent certified public accountants are invited to attend meetings of the Audit Committee, and members of management may also be invited to attend. The Audit Committee also considers questions of possible conflicts of interest as such questions arise. The Audit Committee met four times during the year ended December 31, 1995.

         The Audit Committee's current members are John Gaspari, Anthony P. Towell and Thomas E. Lent.

         The board constituted a Nominating Committee for the selection of management's nominees for election as directors in March 1994. The current members of the Nominating Committee are John Gaspari, Anthony P. Towell and Thomas E. Lent.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table sets forth certain summary information regarding the compensation of the Company's Chief Executive Officer and each of its other executive officers whose total salary and bonus for the fiscal year ended December 31, 1995, exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

Name and              Year                                     Other        Restricted                               All Other
Principal             Ended                                    Annual          Stock         Options/      LTIP       Compen-
Position              Nov. 30,     Salary (1)      Bonus    Compensation      Awards           SARs       Payouts     sation
- --------              --------     ----------      -----    ------------      ------           ----       -------     ------

John Gaspari,           1995        $131,905        $-0-        $-0-           $-0-          22,500/0      $-0-      $  6,717
President and           1994         137,275         -0-         -0-           $-0-           5,000/0       -0-         6,717
Chief Executive         1993         164,477         -0-         -0-            -0-          10,000/0       -0-         6,957
Officer

Remo Gigante,           1995        $109,921        $-0-        $-0-           $-0-          50,000/0(4)   $-0-      $  5,219
Senior Vice             1994         114,396         -0-         -0-            -0-           5,000/0       -0-         5,219
President in            1993         136,536         -0-         -0-            -0-          10,000/0       -0-         5,287
charge of
operations(2)(3)

All executive           1995        $400,656        $-0-        $-0-           $-0-          82,500/0(4)   $-0-      $ 11,936
officers as a           1994         424,862         -0-         -0-            -0-          92,900/0       -0-        18,536
a group                 1993         399,699         -0-         -0-            -0-          30,000/0       -0-        18,188
(4 persons) (3)

- -----

(1)   Includes payment for unused vacation time in 1993 and 1994.

(2)   Resigned, effective November 7, 1995

(3)   Includes compensation paid to Remo Gigante through November 7, 1995.

(4) Includes 50,000 options granted to Remo Gigante in exchange for the cancellation of a larger number of existing options upon his resignation as an officer and director

EMPLOYMENT AGREEMENTS AND PLANS

         John Gaspari has an employment agreement with the Company which was amended and extended in May 1991. The agreement is for a term of five years ending July 2, 1996. Mr. Gaspari is entitled to annual increases of 10%, provided that the Company had a positive net income for the preceding fiscal year, or annual increases limited to the increase in the Consumer Price Index, if the Company had a negative net income for said period. For the year ended December 31, 1994, the officers agreed to a 15% reduction in base salary beginning February 1, 1993. The officers waived cost of living increases for fiscal 1994 and accepted an additional

10% reduction in pay beginning March 7, 1994. Mr. Gaspari is also entitled to share in a bonus fund equal to 4% of the Company's net income before taxes during the preceding fiscal year, as well as disability income and life insurance. Mr. Gaspari's agreement contains a "golden parachute" entitling him to a lump sum severance payment in the event of a "change of control" of the Company (as defined in the agreement), in cash equal to three times the average annual compensation paid to him during the most recent five taxable years he rendered full time services to the Company to the extent deductible to the Company pursuant to the Internal Revenue Code of 1986 (the "Code").

         On November 2, 1992, James W. Shearard, Jr. entered into a three year employment agreement with the Company for the period ending December 31, 1995. The agreement provides for a base salary of $97,000 with annual bonuses which are based upon meeting or exceeding certain goals based upon the Company's gross revenues. Mr. Shearard has not received any bonuses for the years ended December 31, 1993, 1994 and 1995. The agreement also provides for benefits available to the Company's executive officers for a car allowance, and restricts the ability of Mr. Shearard to compete with the Company for a period of up to one year after his employment is terminated. In April 1993, Mr. Shearard agreed to a 5% reduction in his base salary under the agreement and agreed to additional 10% reduction in March 1994.

         The Company adopted a Savings and Protection Plan (the "Plan") for eligible employees pursuant to Section 401(k) of the Code, effective as of September 1, 1988. Participating employees may contribute not less than 2% nor more than 15% of their total taxable income to the Plan (subject to limits imposed by the Code).

         The Company may, at its discretion, make a matching contribution to the Plan, which will be allocated proportionately among the participating employees' accounts based on their contribution. For the year ended December 31, 1995 the Company did not make contributions to the Plan. The Company's matching contributions to the Plan are tax-deferred to the employees. Individual participants select from investments available under a program available through Equitable Life Assurance Society. Interests in the Plan vest in accordance with years of service to the Company, from 0% with no more than one year of service, and increasing by 33-1/3% per year until an employee becomes 100% vested upon three years of service, except that interests are fully vested if an employee dies while employed by the Company.

INCENTIVE STOCK OPTION PLAN

         On April 26, 1988 the board of directors approved an Incentive Stock Option Plan (the "Incentive Stock Option Plan") under Section 422A of the Code which was approved by the stockholders on July 28, 1988. A total of 350,000 are authorized to be issued and were granted under the Stock Option Plan.

         Eligibility to participate in the Incentive Stock Option Plan is limited to key employees of the Company. The term of an option will not exceed ten years. Options will not be transferable except upon the death of a key employee and, in such event, transferability will be effected by will or by the laws of descent and distribution. Options may not be granted at less than 100% of fair market value at the time of grant. The aggregate market value of common stock for which options are exercisable for the first time during any calendar year by an individual is limited to $100,000, but the value may exceed $100,000 for which options may be granted. For purposes of the Incentive Stock Option Plan, fair market value is the last reported asked price for the Company's common stock as quoted by NASDAQ. No disposition of common stock received upon exercise of options shall be made within two years from the date of grant of the option or within one year after exercise. Options may not be exercised unless, at the time of exercise, the employee shall be employed by the Company and shall have completed at least 12 months of continuous employment with the Company from the date of grant. The Incentive Stock Option Plan provides that the payment of the exercise price of options under the Incentive Stock Option Plan shall be made in cash.

         Options may not be granted under the Stock Option Plan after April 25, 1998. In the event of any future recapitalization, reclassification, split-up or consolidation of shares, the number of shares and exercise price shall be equitably adjusted by the board of directors.

         No options were granted to or exercised by executive officers under the Incentive Stock Option Plan during the year ended December 31, 1995.

1992 EMPLOYEE STOCK INCENTIVE PLAN

         On March 2, 1992, the board of directors of the Company adopted the Nytest Environmental Inc. 1992 Employee Stock Incentive Plan (the "Incentive Plan") and the Incentive Plan was approved by stockholders on June 8, 1992. Proposal No. 2 includes a proposal to amend the Incentive Plan to increase the number of shares available under the Plan from 600,000 to 1,500,000. A general description of the Incentive Plan is set forth under "Proposal No. 2."

OPTIONS GRANTED IN 1995

         The following table sets forth, as to each executive officer of the Company listed in the Summary Compensation table, certain information concerning options granted or exercised pursuant to the Incentive Stock Option Plan, the Executive Stock Option Plan and the Employee Stock Incentive Plan during the year ended December 31, 1995.

                                                    % of Total
                                                   Options/SARs
                               Options/             Granted to
                               SARs                Employees in        Exercise or Base          Expiration
Name                           Granted              Fiscal Year        Price Per Share               Date
- ----                           -------              -----------        ---------------               ----

John Gaspari                   22,500/0                27%/0               $0.32/0                 7/27/05
Remo Gigante                   50,000/0                61%/0                1.00/0                 11/7/00

         The following table sets forth, as to each executive officer listed in the Summary Compensation table, certain information concerning the exercise of options during the year ended December 31, 1995 and options outstanding as of such date:

                                                                                                  Value of
                                                                         Number of               Unexercised
                                                                        Unexercised              in-the-Money
                               Shares                                     Options                   Options
                             Acquired on                                Exercisable/              Exercisable/
Name                          Exercise           Value Realized        Unexercisable             Unexercisable
- ----                          --------           --------------        -------------             -------------

John Gaspari                     -0-                   -0-                137,500/0                $4,800/0
Remo Gigante                     -0-                   -0-                 50,000/0                 0/0

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         It is the Company's policy not to engage in transactions with officers, directors, principal stockholders or affiliates of any of them unless such transactions have been approved by a majority of the disinterested directors and are upon terms no less favorable to the Company than could be obtained from an unaffiliated third party in an arm's length transaction. Such matters are submitted to the Audit Committee of the board.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 1995 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Remo Gigante, who is no longer an officer or director of the Company filed one report eight months late.

             PROCEDURE FOR SUBMISSION OF 1997 STOCKHOLDER PROPOSALS

         Proposals by stockholders for inclusion in the 1997 annual meeting proxy statement must be received by Nytest Environmental Inc. at 60 Seaview Boulevard, Port Washington, New York 11050, Attention: James W. Shearard, Jr., Secretary, prior to January 1, 1997. All such proposals are subject to the applicable rules and requirements of the Securities and Exchange Commission.

                                  ANNUAL REPORT

         The Company's Annual Report for 1995 is enclosed herewith.

         A COPY OF THE COMPANY'S FORM 10-KSB ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO:

                            Nytest Environmental Inc.
                              60 Seaview Boulevard
                         Port Washington, New York 11050
                          Att: Chief Financial Officer

                         FINANCIAL AND OTHER INFORMATION


         The following information is incorporated herein by reference to the Company's Annual report for its fiscal year ended December 31, 1995, a copy of which is included herewith:

Information                                                             Page No.


Audited Consolidated Financial Statements of the Company                 5-7



Management's Discussion and Analysis of Financial Condition
and Results of Operations                                                4




         The following information is incorporated herein by reference to the Company's quarterly report on Form 10-QSB for the period ended March 31, 1996 a copy of which is included herewith:


Information                                                             Page No.


Consolidated Financial Statements of the Company                         3-5



Management's Discussion and Analysis of Financial Condition
and Results of Operations                                                8-10

                                 OTHER BUSINESS

         There is no matter other than those described above, so far as is known to the management of the Company, at the date of this proxy statement to be acted on at the meeting. It is intended, however, if other matters come up for action at the meeting or adjournments thereof, that the persons named in the enclosed proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.

                                              Nytest Environmental Inc.


                                              James W. Shearard, Jr., Secretary

                                                                     DEFINITIVE
                                                                        0-15241

                                  [CARD FRONT]

                            NYTEST ENVIRONMENTAL INC.
                              60 SEAVIEW BOULEVARD
                         PORT WASHINGTON, NEW YORK 11050

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints John Gaspari and James W. Shearard, Jr., and each or either of them (with power of substitution) as proxies for the undersigned, to vote all shares of Common Stock of record on May 1, 1996 of NYTEST ENVIRONMENTAL INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on June 25, 1996 at 10:00 A.M. local time, or at any adjournment thereof, upon the matters set forth in the Notice of and Proxy Statement for said Meeting, copies of which have been received by the undersigned, and in their discretion, upon all other matters which may properly come before said Meeting. Without otherwise limiting the generality of the foregoing, said proxies are directed to vote as follows:


The board of directors recommends a vote for:

NO. 1      ELECTION OF DIRECTORS

           John Gaspari, James W. Shearard, Jr., Anthony P. Towell, Thomas E. Lent and Martin E. Fleisher, Ph.D..

           ( ) FOR all nominees listed (except as withheld in the space below).

           ( ) WITHHOLD AUTHORITY to vote for all nominees listed above.

           (Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below).

NO. 2      TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S 1992 STOCK INCENTIVE PLAN


           Proposal to amend the Company's 1992 Stock Incentive Plan to increase the number of shares which may be issued or subject to options under the plan from 600,000 to 1,500,000.


           ( ) FOR           ( ) AGAINST           ( ) ABSTAIN

NO. 3      TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
           INCORPORATION

           Proposal to amend the Company's certificate of incorporation to increase the number of authorized shares of common stock from 10,000,000 to 30,000,000.

           ( ) FOR           ( ) AGAINST           ( ) ABSTAIN

NO. 4      RATIFICATION OF THE SELECTION OF INDEPENDENT CERTIFIED PUBLIC
           ACCOUNTANTS

           Proposal to ratify the appointment of Cornick, Garber & Sandler, L.L.P. as the independent public accountants to examine the financial statements of the Company for the fiscal year 1995.

           ( ) FOR           ( ) AGAINST           ( ) ABSTAIN

NO. 5 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO CONTRARY DIRECTION IS GIVEN ABOVE, AND THIS PROXY IS PROPERLY SIGNED, THE SHARES WILL BE VOTED FOR THE PROPOSALS LISTED ABOVE.

                                   [CARD BACK]

Your proxy is important to assume a quorum at the meeting whether or not you plan to attend the meeting in person. You may revoke this proxy at any time and the giving of it will not affect your right to attend and vote in person.

                                     Dated _______________________________, 1996


                                     ___________________________________________
                                     Signature

                                     ___________________________________________
                                     Signature (if held jointly)

                                     THIS PROXY MUST BE SIGNED EXACTLY AS NAME
                                     APPEARS. WHEN SHARES ARE HELD BY JOINT
                                     TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS
                                     ATTORNEY OR AS TRUSTEE, EXECUTOR OR
                                     GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
                                     IF A CORPORATION, PLEASE SIGN IN FULL
                                     CORPORATE NAME BY PRESIDENT OR OTHER
                                     AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                     PLEASE SIGN IN PARTNERSHIP NAME BY
                                     AUTHORIZED PERSON.

                                     PLEASE MARK, SIGN, DATE AND RETURN THIS
                                     PROXY CARD PROMPTLY, USING THE ENCLOSED
                                     ENVELOPE.